Exhibit (e)(2)

EXHIBIT A

THIS EXHIBIT A, effective as of March 26, 2012, is Exhibit A to that certain Amended and Restated Underwriting Agreement dated as of July 1, 2010, between HighMark Funds Distributors, LLC (formerly HighMark Funds Distributors, Inc.) and the HighMark Funds, a Massachusetts business trust.

SERIES

1. HighMark Balanced Fund

2. HighMark Bond Fund

3. HighMark California Intermediate Tax-Free Bond Fund

4. HighMark Cognitive Value Fund

5. HighMark Enhanced Growth Fund

6. HighMark Equity Income Fund

7. HighMark Geneva Mid Cap Growth Fund

8. HighMark Geneva Small Cap Growth Fund

9. HighMark International Opportunities Fund

10. HighMark Large Cap Core Equity Fund

11. HighMark Large Cap Growth Fund

12. HighMark National Intermediate Tax-Free Bond Fund

13. HighMark NYSE ARCA Tech 100 Index Fund

14. HighMark Short Term Bond Fund

15. HighMark Small Cap Core Fund

16. HighMark Tactical Capital Growth Allocation Fund

17. HighMark Tactical Growth & Income Allocation Fund

18. HighMark Value Fund

19. HighMark Wisconsin Tax-Exempt Fund

20. HighMark 100% U. S. Treasury Money Market Fund

21. HighMark California Tax-Free Money Market Fund

22. HighMark Treasury Plus Money Market Fund

23. HighMark Diversified Money Market Fund

24. HighMark U. S. Government Money Market Fund

IN WITNESS WHEREOF, the parties hereto have caused this amended and restated Exhibit A to be executed by their officers designated below effective as of the date and year first above written.

HighMark Funds Distributors, LLC		HighMark Funds

By:	/s/ John Fulgoney	By:	/s/ Pamela O’Donnell
Name: John Fulgoney Title: President Date: 5/16/12		Name: Pamela O’Donnell Title: Treasurer Date:

EXHIBIT A1

Underwriting Agreement for:

Highmark Funds

Effective as of the closing of the sale of HighMark Funds Distributors, LLC to FORESIDE DISTRIBUTORS, LLC by THE BANK OF NEW YORK MELLON CORPORATION, HighMark Funds (the “Fund Company”), on behalf of each series thereof (each a “Fund” and collectively, the “Funds”) and HighMark Funds Distributors, LLC (formerly HighMark Funds Distributors, Inc.) (“Distributor”) hereby enter into this Underwriting Agreement on terms identical to those of the Amended and Restated Underwriting Agreement between the parties effective as of July 1, 2010 (the “Existing Agreement”) except as the Existing Agreement is amended by the paragraph below. Capitalized terms used herein without definition have the meanings given them in the Existing Agreement.

Unless sooner terminated as provided herein, the agreement shall continue for an initial one-year term and thereafter shall be renewed for successive one-year terms, provided such continuance is specifically approved at least annually by the Funds’ board of trustees and by a majority of the trustees who are not parties to the agreement who are not interested persons (as defined in the 1940 Act) of any party to the agreement and who have no direct or indirect financial interest in the agreement or in the operation of any plan subject to Rule 12b-1 under the 1940 Act to which the agreement relates, by vote cast in person at a meeting called for the purpose of voting on such approval. The agreement is terminable without penalty, on not more than sixty (60) days’ written notice, by vote of any of (i) the Funds’ board of trustees, (ii) a majority of the trustees who are not interested persons of the Funds and who have no direct or indirect financial interest in the agreement or in the operation of any plan subject to Rule 12b-1 under the 1940 Act to which the agreement relates and (iii) a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Funds, or on sixty (60) days’ written notice by Distributor. The agreement may be terminated with respect to one or more Funds, or with respect to the entire Fund Company. The agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Underwriting Agreement to be executed as of the day and year first above written.

HIGHMARK FUNDS

By:	/s/ Earle A. Malm
Name:	Earle A. Malm
Title:	President & CEO
Date:	3/22/12

HIGHMARK FUNDS DISTRIBUTORS, LLC

By:	/s/ John F. Fulgoney
Name:	John F. Fulgoney
Title:	President
Date:	3/28/12

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